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                                   EXHIBIT 21

SUBSIDIARIES OF REGISTRANT


                                               State of
Subsidiary                                  Incorporation
----------------------------------------    -------------

Alberghiera Fiesolana S.p.A. ...............   Italy
  Byblos S.r.l. ............................   Italy

Baie Longue Investissements S.A. ...........   France
Societe Hoteliere de Baie Longue S.A. ......   French W.I.
80 Westcliff (Pty) Ltd. ....................   South Africa
Grampiam Investimentos Hoteleiro S.A. ......   Portugal
Hotel Cipriani S.p.A........................   Italy
Hotelapa Investimento Hoteleiro S.A. .......   Portugal
Lilianfels Hotel Pty Ltd. ..................   Australia
Observatory Hotel Pty Ltd. .................   Australia
OEH Peru Ltd................................   Bermuda
Orient-Express Hotels Inc. .................   Delaware
  Charleston Place Holdings Inc. ...........   Delaware
  Mountbay Holdings Inc. ...................   DelAware
  Inn at Perry Cabin Corp. .................   Maryland
  Keswick Hall Inc. ........................   Virginia
  Orient-Express Services Inc. .............   Delaware
  Orient-Express Hotels Louisiana Inc. .....   Delaware
  Sea Containers America Inc. ..............   Delaware
  Charleston Container Shops Inc. ..........   Delaware
  Charleston Marine Containers Inc. ........   Delaware
  Houston Marine Containers Inc. ...........   Delaware
  SeaCo Texas Properties Inc. ..............   Delaware
  Sea Containers West Inc. .................   Delaware
  SeaStreak America Inc. ...................   Delaware
  21 Club Properties Inc. ..................   Delaware
  21 Club Inc. .............................   New York
  Sea Containers Pacific Inc. ..............   Delaware
  Orient-Express Hotels Japan Ltd. .........   Japan
  Venice Simplon-Orient-Express Inc. .......   Delaware
  Venice Simplon-Orient-Express Ltd. .......   United Kingdom
  Northern Belle Ltd. ......................   United Kingdom
  VSOE Services Australia Pty Ltd. .........   Australia
Venice Simplon-Orient-Express
  Deutschland G.m.b.H. .....................   Germany
Venice Simplon-Orient-Express
  Servizi S.r.l. ...........................   Italy

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                                               State of
Subsidiary                                  Incorporation
----------------------------------------    -------------
Venice Simplon-Orient-Express
  Voyages S.A. .............................   France
Reid's Hoteis Lda. .........................   Portugal
  Island Hotel (Madeira) Ltd. ..............   United Kingdom
Societa Gestione Esercizi S.p.A. ...........   Italy
Societe de la Cite S.A. ....................   France